SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2005

BEAR STEARNS ASSET BACKED SECURITIES I LLC

(Exact name of registrant as specified in its charter)

Delaware	333-125422	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
383 Madison Avenue New York, New York		10l79
(Address of Principal Executive Offices)		(Zip Code)

Registrants telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

Exhibit No.	Description
3.1

Amended and Restated Trust Agreement, dated as of September 9, 2005, among Bear Stearns Asset Backed Securities I LLC, as Depositor, Wilmington Trust Company, as Owner Trustee and LaSalle Bank National Association, as Securities Administrator.

Exhibit No.	Description
4.1	Indenture, dated as of September 9, 2005, among SACO I Trust 2005-GP1, as Issuer, LaSalle Bank National Association, as Securities Administrator and Citibank, N.A., as Indenture Trustee.
Exhibit No.	Description
99.1

Sale and Servicing Agreement, dated as of September 9, 2005, among Bear Stearns Asset Backed Securities I LLC, as Depositor, SACO I Trust 2005-GP1, as Issuer, Citibank, N.A., as Indenture Trustee, LaSalle Bank National Association, as Master Servicer and Securities Administrator and EMC Mortgage Corporation as Seller and Company.

Exhibit No.	Description
99.2

Administration Agreement, dated as of July 29, 2005, among SACO I Trust 2005-GP1, as Issuer, LaSalle Bank National Association, as Securities Administrator, Wilmington Trust Company, as Owner Trustee and Bear Stearns Asset Backed Securities I LLC, as Depositor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED

SECURITIES I LLC

By:        /s/ Baron Silverstein

Name:	Baron Silverstein
Title:	Vice President

Dated: September 26, 2005

EXHIBIT INDEX

Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

3.1

Amended and Restated Trust Agreement, dated as of September 9, 2005, among Bear Stearns Asset Backed Securities I LLC, as Depositor, Wilmington Trust Company, as Owner Trustee and LaSalle Bank National Association, as Securities Administrator.

4.1	Indenture, dated as of September 9, 2005 among SACO I Trust 2005-GP1, as Issuer, LaSalle Bank National Association, as Securities Administrator and Citibank, N.A., as Indenture Trustee.
99.1

Sale and Servicing Agreement, dated as of September 9, 2005, among Bear Stearns Asset Backed Securities I LLC, as Depositor, SACO I Trust 2005-GP1, as Issuer, Citibank, N.A., as Indenture Trustee, LaSalle Bank National Association, as Master Servicer and Securities Administrator and EMC Mortgage Corporation as Seller and Company.

99.2

Administration Agreement, dated as of September 9, 2005, among SACO I Trust 2005-GP1, as Issuer, LaSalle Bank National Association, as Securities Administrator, Wilmington Trust Company, as Owner Trustee and Bear Stearns Asset Backed Securities I LLC, as Depositor.